Exhibit 99.1

NEWS RELEASE

HECLA ANNOUNCES PRICING OF US$500,000,000

SENIOR NOTES OFFERING

FOR IMMEDIATE RELEASE

April 9, 2013

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) (Hecla or the Company) today announced the pricing of its offering of US$500,000,000 of 6.875% Senior Notes due 2021 (the Notes) to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the Securities Act) and outside the United States pursuant to Regulation S under the Securities Act. The size of the offering represents an increase of US$100,000,000 from the amount originally proposed. The coupon on the Notes will be 6.875% per year payable in cash semi-annually in arrears. The Notes will mature on May 1, 2021. The transaction is expected to close on or about April 12, 2013, subject to the satisfaction of various customary closing conditions.

The Notes will be guaranteed by certain of the Company’s subsidiaries. The Company will deposit the proceeds from the Notes into an escrow account until the satisfaction of certain conditions, including the consummation of the previously announced pending acquisition of Aurizon Mines Ltd. (the Escrow Conditions). If the Escrow Conditions are not satisfied or waived on or prior to September 1, 2013, or such earlier date as Hecla determines in its sole discretion that the Escrow Conditions cannot be satisfied, or the related escrow agreement is terminated, the Notes will be subject to a special mandatory redemption. Escrowed funds would be released and applied to pay for any such redemption.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

ABOUT HECLA

Established in 1891, Hecla Mining Company is the largest and lowest-cost primary silver producer in the U.S. The company has two operating mines and exploration properties in four world-class silver mining districts in the U.S. and Mexico.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Cautionary Note Regarding Forward-Looking Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, prospects and opportunities including reserves, resources, and mineralization, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political and regulatory risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Jim Sabala, Sr. VP and CFO

or

Mike Westerlund, VP-Investor Relations

Hecla Mining Company

Investor Relations

Direct Main: 1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com

www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

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